UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):     February 5, 2006

THE J. JILL GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-22480	04-2973769
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Batterymarch Park, Quincy, MA		02169-7468
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:       (617) 376-4300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement.

On February 5, 2006, The J. Jill Group, Inc. (“J. Jill”), The Talbots, Inc., a Delaware corporation (“Talbots”) and Jack Merger Sub, Inc., a Delaware corporation and a wholly owned direct subsidiary of Talbots (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”).  Pursuant to the Merger Agreement, Talbots will acquire J. Jill in a taxable all-cash transaction for total equity consideration of approximately $517 million, net of option proceeds.  Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into J. Jill (the “Merger”), with J. Jill continuing as the surviving corporation, the effect of which is to make J. Jill a wholly owned subsidiary of Talbots.  Stockholders of J. Jill will receive $24.05 in cash in exchange for each share of common stock of J. Jill.  Neither Talbots nor any of its affiliates has a material relationship with J. Jill or any of its affiliates.

Consummation of the Merger is subject to customary closing conditions, including approval by J. Jill’s stockholders, the absence of certain legal impediments to the consummation of the Merger and the expiration or termination of any required waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.  The Merger Agreement contains certain termination rights and provides that, upon the termination of the Merger Agreement under specified circumstances, J. Jill will be required to pay Talbots a termination fee of $18 million.

J. Jill’s Board of Directors the (“Board”) has unanimously approved the Merger Agreement.  The Merger Agreement contains customary representations, warranties and covenants made by the parties to each other.  J. Jill’s covenants include that (i) J. Jill will conduct its business in the ordinary course consistent with past practice during the period between the execution of the Merger Agreement and the effective time of the Merger, (ii) J. Jill will not engage in certain kinds of transactions during such period, (iii) J. Jill will not (A) solicit proposals relating to alternative business combination transactions or (B) subject to certain exceptions, enter into discussions concerning or provide confidential information in connection with alternative business combination transactions, (iv) J. Jill will cause a meeting of J. Jill’s stockholders to be held to consider the adoption of the Merger Agreement, and (v) subject to certain customary exceptions, the Board will recommend that J. Jill’s stockholders adopt the Merger Agreement and thereby approve the Merger.

The Merger Agreement also provides, upon consummation of the Merger, for the cash-out of any outstanding stock options under J. Jill’s stock option plans, in an amount per option share equal to the excess of $24.05 over the exercise price of each such option, multiplied by the amount of shares covered by each such option.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Merger Agreement, a copy of which is filed as Exhibit 2.1 and is incorporated by reference.  The Merger Agreement has been included to provide investors with information regarding its terms and is not intended to provide any other factual information about J. Jill or Talbots or their affiliates.  The Merger Agreement contains representations and warranties the parties thereto made to and solely for the benefit of each other.  The assertions embodied in those representations and warranties are qualified by information in a confidential disclosure schedule that the parties have exchanged in connection with signing the Merger Agreement and that modifies, qualifies and creates exceptions to the representations and warranties contained in the Merger Agreement.  Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts, since (i) they were made only as of the date of the Merger Agreement or a prior, specified date, (ii) in some cases they are subject to qualifications with respect to materiality, knowledge and/or other matters, and (iii) they are modified in important part by the underlying disclosure schedule.  This disclosure schedule contains information that has been included in J. Jill’s prior public disclosures, as well as non-public information.  Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the Merger Agreement, which subsequent information may or may not be fully reflected in J. Jill’s public disclosures.

About the Proposed Transaction

J. Jill intends to file a proxy statement and other relevant documents related to the proposed merger with the Securities and Exchange Commission (“SEC”).  J. JILL STOCKHOLDERS ARE URGED TO READ

J. JILL’S PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site, www.sec.gov, and J. Jill stockholders and investors may obtain free copies of the documents filed with the SEC by J. Jill (when they are available) from its corporate website at www.jjill.com or by directing a request by mail or telephone to Olga L. Conley, Chief Financial Officer, The J. Jill Group, Inc., 4 Batterymarch Park, Quincy Massachusetts 02169, Telephone: (617) 376-4300.

J. Jill, its directors and executive officers and other persons may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from stockholders of J. Jill in connection with the proposed merger.  Information regarding the interests of such “participants” will be set forth in J. Jill’s proxy statement regarding the proposed merger when it becomes available.  Information regarding certain of these persons and their beneficial ownership of common stock of J. Jill as of April 4, 2005 is also set forth in the proxy statement for J. Jill’s 2005 Annual Meeting of Stockholders, which was filed with the SEC on April 14, 2005.

Item 8.01                                             Other Events

A copy of the joint press release issued by J. Jill and Talbots on February 6, 2006 announcing the Merger Agreement is filed as Exhibit 99.1 and is incorporated by reference.

Item 9.01                                             Financial Statements and Exhibits.

(d)         Exhibits

2.1	Agreement and Plan of Merger by and among The J. Jill Group, The Talbots, Inc., and Jack Merger Sub, Inc. dated as of February 5, 2006

99.1	Press Release dated February 6, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE J. JILL GROUP, INC.

Date: February 7, 2006	By:	/s/ Olga L. Conley
Olga L. Conley
Executive Vice President /
Chief Financial Officer and Chief
Administrative Officer
(Principal Financial Officer)